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                                                                   EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 1995, except for Note 13 as to which the date is August 29, 1995 with respect to the consolidated financial statements of Funtime Parks, Inc. included in Amendment No. 1 to the Registration Statement (Form S-2 No. 333-16763) and related Prospectus of Premier Parks Inc. for the
registration of its    % Senior Notes due           .


      ERNST & YOUNG LLP

Akron, Ohio

November 25, 1996